UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 21, 2006 (June 19, 2006)

Date of report (Date of earliest event reported)

Commission File Number	Name of Registrant State of Incorporation Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-267	ALLEGHENY ENERGY, INC. (A Maryland Corporation) 800 Cabin Hill Drive Greensburg, Pennsylvania 15601 Telephone (724) 837-3000	13-5531602
1-5164	MONONGAHELA POWER COMPANY (An Ohio Corporation) 1310 Fairmont Avenue Fairmont, West Virginia 26554 Telephone (304) 366-3000	13-5229392
1-14688	ALLEGHENY GENERATING COMPANY (A Virginia Corporation) 800 Cabin Hill Drive Greensburg, Pennsylvania Telephone: (724) 837-3000	13-3079675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 20, 2006, Allegheny Energy, Inc. (“AYE”) announced the resignation, effective July 7, 2006, of Jeffrey D. Serkes, AYE’s Senior Vice President and Chief Financial Officer, from any and all officer, executive or management positions (including any position as a director, member or partner or in any similar capacity) with AYE and any subsidiary or affiliate of AYE, including but not limited to Monongahela Power Company (“Monongahela”) and Allegheny Generating Company (“AGC”).

Mr. Serkes is party to an Employment Agreement, dated as of July 3, 2003, with Allegheny Energy Service Corporation (“AESC”), a subsidiary of the Company, for itself and as agent for the Company (as amended, the “Agreement”). The Agreement provides for an initial term commencing on July 7, 2003 (the “Start Date”) and continuing for a period of three years from the Start Date, provided that on the third anniversary of the Start Date and on each such anniversary thereafter, the term of Agreement is automatically extended for a period of one year unless either AESC or Mr. Serkes has given the other party not less than 90 days prior written notice of its or his intention to not extend the Agreement. The Agreement, the other principal terms of which are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) and incorporated herein by reference, is terminated effective July 7, 2006 in connection with Mr. Serkes’s resignation. Certain provisions of the Employment Agreement by their terms survive such termination.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On June 19, 2006, Mr. Serkes resigned, effective July 7, 2006, from his position as AYE’s Senior Vice President and Chief Financial Officer. Additionally, Mr. Serkes resigned, effective July 7, 2006, from the Boards of Directors of Monongahela and AGC.

Joseph H. Richardson will no longer serve as President of Monongahela and will resign from the Board of Directors of Monongahela, effective July 7, 2006, in connection with his appointment to serve as AYE’s Chief Operating Officer -- Generation, as described below in paragraph (c).

(c) Philip L. Goulding has been appointed to succeed Mr. Serkes as AYE’s Senior Vice President and Chief Financial Officer, effective July 7, 2006. Mr. Goulding, who is 46 years old, has been Vice President, Strategic Planning, and Chief Commercial Officer of AYE since October 2003. Prior to joining Allegheny, Mr. Goulding was Vice President and Partner at L.E.K. Consulting, where he led the North American energy practice from 1999 to October 2003. Mr. Goulding is party to an Employment Agreement, dated as of October 3, 2003, with AESC, for itself and on behalf of AYE, the principal terms of which are described in the 2005 Form 10-K and incorporated herein by reference.

Joseph H. Richardson has been appointed, effective July 7, 2006, to serve as AYE’s Chief Operating Officer -- Generation. Mr. Richardson, who is 57 years old, has been a Vice President of AYE since August 2003. He has also been the President and a director of Monongahela, as well as of The Potomac Edison Company (“Potomac Edison”) and West Penn Power Company (“West Penn”), each of which is a subsidiary of AYE, since August 2003. Prior to joining Allegheny, Mr. Richardson served as President and Chief Executive Officer and as a director of Global Energy Group from March 2002 to August 2003. Prior to that, he served as President and Chief Executive Officer and as a director of Florida Power Corporation. Mr. Richardson is party to an Employment Agreement, dated as of August 6, 2003, as amended, with AESC, for itself and on behalf of AYE, the principal terms of which are described in the 2005 Form 10-K and incorporated herein by reference.

David E. Flitman has been appointed, effective July 7, 2006, to serve as President of Monongahela, Potomac Edison and West Penn. Mr. Flitman, who is 42 years old, has been Vice President, Distribution of Monongahela, Potomac Edison and West Penn since February 2005. Prior to joining Allegheny, Mr. Flitman served in various operational and leadership roles with E.I. du Pont de Nemours and Company, including engineering, manufacturing, sales and marketing positions.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Allegheny Energy, Inc. on June 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	ALLEGHENY ENERGY, INC. /s/ Jeffrey D. Serkes
Dated: June 21, 2006	Name: Title:	Jeffrey D. Serkes Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Allegheny Energy, Inc. on June 20, 2006.